As filed with the Commission on September 22, 1997

                  Registration No. 333-________

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
                         _______________

                            Form S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933
                        ________________

                       GATEWAY 2000, INC.
     (Exact name of registrant as specified in its charter)

     DELAWARE                                      42-1249184
(State or other jurisdiction of
(I.R.S. Employer Identification No.)
incorporation or organization)


       610 Gateway Drive
       North Sioux City, South Dakota              57049
      (Address of Principal executive Offices)   (zip code)


             Gateway 2000, Inc. Retirement Savings Plan

     (Full Title of the plans)

     William M. Elliott, Esq.
     Senior Vice President, General Counsel and Corporate Secretary 610 Gateway Drive
     North Sioux City, South Dakota  57049
     (Name and address of agent for service)

     (605) 232-2000
     (Telephone number, including area code, of agent for service)

-----------------------------------------------------------------
                 CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------

Title of          Amount to   Proposed         Proposed      Amount of
Securities to be  be          Maximum          Maximum       Registration
Registered        registered  Offering Price   Aggregate     Fee
                  (1) (3)     per              Offering
                              Share (2)        Price
--------------------------------------------------------------------------------
Common Stock,  1,000,000      $33.22           $33,220,000   $10,066.67
par value      shares
$.01 per
share
--------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) promulgated under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended, based upon the average of the high and low sales prices reported per share of the Common Stock on the New York Stock Exchange on September 17, 1997, which was $33.22.

(3) Pursuant to Rule 416(a), this registration statement shall be deemed to cover any additional shares of Common Stock, par value $.01 per share, which may be offered pursuant to the Gateway 2000, Inc. Retirement Savings Plan.


PART I.  INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Copies of all documents incorporated by reference in Item 3 of Part II of this Form S-8 (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein), as well as other documents required to be delivered to employees pursuant to Rule 428 (b), will be provided without charge to each person, including any beneficial owner, on the written on oral request of such person made to Gateway 2000, Inc., 610 Gateway Drive, North Sioux City, South Dakota 57049, Attention:
Secretary, Telephone (605) 232-2000.

PART II.  INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     Gateway 2000, Inc. (the "Company") and the Gateway 2000,
Inc. Retirement Savings Plan (the "Plan") hereby incorporate the following documents herein by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

     (b) The Plan's Annual Report on Form 11-K for the year ended December 31, 1996;

     (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

     (d) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;

     (e)  The Company's Current Report on Form 8-K filed May 28,
1997, as amended on Form 8-K/A filed on June 2, 1997;

     (f) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or after December 31, 1996;
and

     (g) The description of the Company's Common Stock, $.01 par value (the "Common Stock"), contained in the registration statement filed by the Company on May 16, 1997 on Form 8-A under
Section 12 of the Exchange Act including any subsequent amendment or any report or other filing with the Securities and Exchange Commission updating such description.

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel

     None.

Item 6.   Indemnification of Directors and Officers

     The Company is a Delaware corporation.  Reference is made to
Section 145 of the Delaware General Corporation Law, as amended (the "GCL"), which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity of another corporation or business organization against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in any action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) that such officer or director actually and reasonably incurred.

     Reference is also made to Section 102(b)(7) of the GCL which permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit.

     Under its Certificate of Incorporation and Bylaws, the Company will, to the full extend permitted by the GCL, indemnify each person made or threatened to be made a party to any civil, criminal or investigative action, suit or proceeding by reason of the fact that such person is or was a director, officer or employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Company's Certificate of Incorporation and Bylaws state that the indemnification provided therein is not exclusive.





     The Company has in force an insurance policy under which its directors and officers are insured, within the limits and subject to the limitations in the policy, against certain expenses in connection with the defense of such actions, suits or proceedings to which they are parties by reason of being or having been directors or officers.

Item 7.   Exemption From Registration Claimed

          Not Applicable.

Item 8.    Exhibits

       4.1     Gateway 2000, Inc. Retirement Savings Plan

       4.2     Specimen Certificate for the Company's Common
               Stock, par value $.01 per share (filed as Exhibit
               4.1 to Amendment No. 2 the Company's Registration
               Statement on Form S-1 (No. 33-70618) and incorporated herein by reference)

      5.1      Opinion of William M. Elliott, Esq., Senior Vice
               President, General Counsel & Secretary

      5.2      Undertaking re: Submission of Plan

      23.1     Consent of Coopers & Lybrand L.L.P.

      23.2     Consent of William M. Elliott, Esq., Senior Vice
               President, General Counsel & Secretary (included in his opinion filed as Exhibit 5.1)

      24.1     Powers of Attorney

Item 9.   Undertakings

     (a)  The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by Section
          10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
     Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the annual report of the employee benefit plans pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Sioux City, South Dakota as of the 22nd day of September, 1997.

                         GATEWAY 2000, INC.

                         By:   /s/ David J. McKittrick
                               ----------------------------------
                              David J. McKittrick
                              Senior Vice President, Chief
                              Financial Officer and Treasurer


          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature               Title                   Date
*                       Chairman of the Board   September 22, 1997
----------------------  and Chief Executive
Theodore W. Waitt       Officer (Principal
                        Executive Officer) and
                        Director
*                       Director                September 22, 1997
---------------------
Richard D. Snyder
                        Senior Vice President,  September 22, 1997
/s/David J. McKittrick  Chief Financial
--------------------    Officer and Treasurer
David J. McKittrick     (Principal Financial
                        Officer and Principal
                        Accounting Officer)
                        Director                September 22, 1997
*
--------------------
Charles G. Carey
                        Director                September 22, 1997
*
--------------------
James W. Cravens
                        Director                September 22, 1997
*
--------------------
George H. Krauss

*                       Director                September 22, 1997
--------------------
Douglas L. Lacey
                        Director                September 22, 1997
*
--------------------
James F. McCann


*By /s/ William M.
Elliott
--------------------
William M. Elliott
Attorney in Fact

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan Administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North
Sioux City, South Dakota as of September 22, 1997.

By: Gateway 2000, Inc., as Plan Administrator



By: /s/ Robert N. Beck
   --------------------
Name: Robert N. Beck
Title: Senior Vice President, Corporate Human Resources


EXHIBIT INDEX


NUMBER         DESCRIPTION



4.1                 Gateway 2000, Inc. Retirement Savings Plan

4.2 Specimen Certificate for the Company's Common Stock, par value $.01 per share (filed as Exhibit 4.1 to Amendment No. 2 the Company's Registration Statement on Form S-1 (No. 33-70618) and incorporated herein by reference)

5.1 Opinion of William M. Elliott, Esq., Senior Vice President, General Counsel & Secretary

5.2                 Undertaking re:  Submission of Plan

23.1                Consent of Coopers & Lybrand L.L.P.

23.2 Consent of William M. Elliott, Esq., Senior Vice President, General Counsel & Secretary included in his opinion filed as Exhibit 5.1)

24.1                Powers of Attorney


                                                     Exhibit 4.1





                       GATEWAY 2000, INC.

                     RETIREMENT SAVINGS PLAN

       (As Amended and Restated Effective January 1, 1997)


                          INTRODUCTION

          The Gateway 2000, Inc. Retirement Savings Plan (the "Plan") was adopted by Gateway 2000, Inc., a Delaware corporation (the "Company") effective January 1, 1991 and has been amended subsequent to that date. The Plan is hereby further amended and restated effective January 1, 1997 unless a different effective date is specified.

                     ARTICLE  - DEFINITIONS

          The following terms, when capitalized herein, shall have the meaning set forth in this Article 1, unless the context clearly indicates otherwise.

     1.1 "Account Balance": The amount credited to the individual account maintained with respect to a Participant as of the Valuation Date coincident with the time of reference.

     1.2 "Annual Compensation Limitation": $150,000 (or such other amount as shall be determined under Section 401(a)(17) of the Code). The annual compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed the Annual Compensation Limitation. This Annual Compensation Limitation shall be adjusted by the Secretary of the Treasury at the same time and in the same manner as under Section 415(d) of the Code, except that the dollar increase in effect on January 1 of any calendar year is effective for Plan Years beginning in such calendar year.

     1.3  "Before-Tax Contributions":  The contributions which
Participants may make by salary reduction on a pre-tax basis pursuant to Section 401(k) of the Code.

     1.4 "Beneficiary": Any person designated by a Participant with the written consent of his spouse, on a form prescribed by and filed with the Plan Administrator, to receive any Retirement Benefits which may become available under the Plan by reason of the Participant's death. The Participant may change any of his Beneficiaries by filing with the Plan Administrator a new designation on the form provided for that purpose; provided, that if the effect of such a change is to deprive the Participant's spouse of the status of sole, primary Beneficiary, such change will be accompanied by the written consent of the Participant's spouse. Any consent of spouse must acknowledge the effect of the Participant's election and be witnessed by a Plan representative or notary public. A consent of spouse shall not be required:
(i) if the Participant is designating his spouse as his sole, primary Beneficiary; (ii) if the Participant can prove, to the satisfaction of the Plan Administrator, that his spouse cannot be located; (iii) if the Participant is unmarried on the date of his death; or (iv) to the extent that the designation is subject to the terms of a Qualified Domestic Relations Order. If, in the sole opinion of the Plan Administrator, there is no effective designation on file at the date of a Participant's death, Retirement Benefits payable on account of the Participant's death will be paid in accordance with the following priorities:

     (a) To the Participant's surviving spouse, if any, and to the estate of the Participant's surviving spouse upon the subsequent death of the surviving spouse prior to receiving all of the Retirement Benefits to which the spouse is entitled; otherwise

     (b) To the Participant's surviving children, if any, in equal shares; otherwise

     (c) To the Participant's father and mother in equal shares, or all to the one of them that survives the Participant, if either; otherwise

     (d)  To the Participant's estate.

     In no event shall any designation be effective until it is received by the Plan Administrator and unless it is filed with the Plan Administrator prior to the Participant's death.

     1.5 "Code": The Internal Revenue Code of 1986, as it may be amended from time to time.

     1.6 "Compensation": Subject to the Annual Compensation Limitation, the Form W-2, Box 1 compensation paid to an Employee during the particular Plan Year and while he is a Participant, plus any Before-Tax Contributions and salary reductions under Code Section 125 made on behalf of the Employee during such Plan Year while he is a Participant and any compensation deferred by the Employee during the Company's Management Incentive Plan during such Plan Year while he is a Participant, but excluding any special incentive fund (SPIFF) payments, employee prizes and awards.

     1.7 "Employee": Any individual who is employed by and on the payroll of an Employer at a location or division and in a job classification enumerated in Exhibit A hereto. The term
"Employee" shall not include "leased employees," as such term is defined in Section 414(n) of the Code.

     1.8 "Employer": The Company and each other Related Entity which is a wholly owned subsidiary in an unbroken chain beginning with the Company, except as specified in Exhibit B.

     1.9 "Employer Matching Contributions": The contributions made by the Employers which match a portion of Before-Tax
Contributions.

     1.10 "Employer Stock": Shares of common stock of the Company which are qualifying employer securities as defined in
Section 407(d)(5) of ERISA and Section 4975(e)(8) of the Code.

     1.11 "ERISA": The Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

     1.12 "Fund": All money and property of every kind and character held by the Trustee pursuant to this Plan.

     1.13 "Hours of Service":  The total of:

          (a) Each hour for which the Employee is directly or indirectly paid, or entitled to payment by the Employer or a Related Entity for the performance of duties. Such hours shall be credited to the period during which the duties were performed. In the case of Employees for whom records of working hours are not kept, Hours of Service shall be determined by crediting the Employee with 10 Hours of Service per day for each day during which the Employee would otherwise receive credit for Hours of Service under this subsection; and

          (b) Each hour for which back pay has been either awarded to the Employee or agreed to by the Employer or Related Entity. Such hours shall be credited to the period to which the agreement or award applies and not to the period during which the agreement or award was made; and

          (c) Each hour for which an Employee is paid or entitled to payment by the Employer or a Related Entity on account of a period during which no duties were performed by reason of vacation, holiday, illness, incapacity, layoff, jury duty, military duty or authorized leave of absence. Such hours shall be determined in reference to what would have been the Employee's regularly scheduled working hours during the period of absence, and if an Employee had no regularly scheduled working hours, on the basis of an 8-hour day and a 40-hour week. No more than 501 Hours of Service shall be credited under this provision for any continuous period of absence and no Hours of Service shall be credited for any period during which the Employee is compensated solely in compliance with worker's compensation, unemployment compensation or disability insurance laws or medical or medically-related expense reimbursement plans of the Employer; and

          (d) With respect to an individual employed by an Employer or a Related Entity in a status other than that of an Employee, each hour with respect to which such individual would have been credited with an Hour of Service if the individual had been an Employee at the time the hour occurred. Nothing herein requires the crediting of hours attributable to a period of time prior to the date that a Related Entity becomes a Related Entity, but the Company may determine the extent, if any, to which such hours shall be counted.

     The same Hour of Service shall not be credited to an Employee more than once, even though described by more than one of the preceding rules.

     1.14 "Key Employee": Any employee or former employee of an Employer or a Related Entity who at any time during the Plan Year
(including the "determination date" that is described in the definition of a Top-Heavy Plan) or any of the four preceding Plan
Years is or was:  (i) an officer of any Employer or Related
Entity having compensation in excess of 50% of the amount in effect under Code Section 415(b)(1)(A) for such Plan Year;
(ii) one of the 10 employees having annual compensation in excess of the dollar limitation and owning (or deemed to own within the meaning of Section 318 of the Code) the largest interests
(greater than a half percent interest) in any Employer or Related Entity;
(iii) a 5% owner of any Employer or Related Entity; or (iv) a 1% owner of any Employer or Related Entity having annual compensation in excess of $150,000. A Beneficiary whose right to Retirement Benefits from the Plan has accrued by virtue of the death of a Key Employee, as defined above, shall also be considered a Key Employee. For the purposes of this definition
"compensation" shall be given the same meaning as used in defining the percentage limitation on the Maximum Annual Addition to Participants' accounts. The determination of whether a person is a Key Employee shall, in all events, be made in accordance with Section 416(i)(1) of the Code.

     1.15 "Maximum Annual Addition": The term shall, with respect to any Participant for a particular Plan Year, refer to the lesser of:

          (a)  $30,000; or

          (b) 25% of the Participant's total compensation paid during the Plan Year (unless the Employer has elected by corporate resolution to use compensation accrued for the Plan Year, in which case "total compensation earned" shall be substituted for "total compensation paid"). For purposes of this Section 1.15(b) "Participant's total compensation" means all compensation paid by the Employer to the Participant for the Plan Year and currently includible in gross income, including bonuses and commissions. Effective January 1, 1998, "Participant's total compensation" shall also include any elective deferral (as defined in Section 402(g)(3) of the Code) of the Participant for the Plan Year and any amount which is deferred at the election of the Participant for the Plan Year and not included in income under Section 125 of the Code.

     1.16 "Normal Retirement Date": The date upon which an Employee attains age 65, provided that nothing in the Plan shall prevent an Employee from continuing in the employ of an Employer or a Related Entity and continuing as a Participant beyond his Normal Retirement Date.

     1.17 "One Year Break in Service": Any Plan Year within which the Employee fails to complete more than 500 Hours of Service. For the purpose of determining whether a One Year Break in Service has occurred, the Hours of Service that normally would have been credited to an Employee (or eight Hours of Service per workday if normally credited Hours cannot be determined), but for an absence caused by pregnancy of the Participant, birth of a child of the Participant, initial placement of an adopted child with the Participant or care of a newborn child or newly placed child of the Participant, will be credited to the Participant up to the maximum of 501 such Hours of Service, provided that the Participant provides written evidence, in a form that is satisfac tory to the Plan Administrator, of the days over which such absence extended and that the reason for such absence is among those specified above. Hours of Service that are deemed to be credited under this Section shall be attributed to the Plan Year during which the absence commenced (even though the absence extends into the succeeding Plan Year) if any one of such Hours is necessary to prevent such Plan Year being considered a One Year Break in Service. If the Participant had already been credited with at least 501 Hours of Service (without considera tion of the provisions of this rule) in the Plan Year during which the absence commenced, then the Hours of Service that are credited under this rule will be credited to the immediately succeeding Plan Year. Hours of Service shall not be credited under this rule to any Plan Year that begins after the Plan Year that succeeds the Plan Year during which an absence commences, provided that multiple, non-concurrent pregnancies, births and adoptions shall be deemed to commence separate periods of absence. Hours of Service shall not be credited under both this rule and under any subsection used to define the term "Hours of Service."

     1.18 "Participant": An Employee who has fulfilled the requirements of Article 2 and commenced participation in the Plan. An individual who has become a Participant shall remain a Participant until he dies or his Account Balance is reduced to zero. If a Participant dies before his Account Balance is reduced to zero, his Beneficiary shall be deemed a Participant for the limited and exclusive purposes of administering the deceased Participant's account and distributing the same. Any "Alternate Payee" identified in a Qualified Domestic Relations Order shall be deemed a Participant for the limited and exclusive purposes of administering the Alternate Payee's interest in the Plan and distributing the same.

     1.19 "Permanent Disability": A mental or physical condition which renders a Participant unable to perform, for the foreseeable future, his normal work for an Employer or any other work for which he is qualified by reason of education, training or experience as determined by a competent physician chosen by the Employer. Uniform standards shall apply to Participants in similar conditions.

     1.20 "Plan": Gateway 2000, Inc. Retirement Savings Plan, the profit sharing plan with a cash or deferred arrangement set forth herein and as it may hereafter be amended from time to time.

     1.21 "Plan Administrator": The person or persons appointed as such pursuant to the provisions of the Plan.

     1.22 "Plan Aggregation Rules": Certain Employer plans must be aggregated for purposes of determining whether they are Top-Heavy Plans. Those plans which must be aggregated, called "Required Aggregation Groups", are defined in paragraph (a) below. Those plans which may be aggregated with the Required Aggregation Groups in order to satisfy the 60 percent limit on accrued benefits for Key Employees, called "Permissive Aggregation Groups", are defined in paragraph (b) below.

          (a)  Required Aggregation Groups include:

               (i) each Employer plan in which a Key Employee is a participant, and
               (ii) each other Employer plan which enables any plan described in clause (i) to meet the nondiscrimination requirements of Code Section
          401(a)(4) or the minimum coverage requirements of Code
          Section 410.

          (b) Permissive Aggregation Groups include the Required Aggregation Group and any Employer plan in which a Key Employee is not a participant, provided the plan aggregation group would continue to meet the nondiscrimination requirements of Code Section 401(a)(4) and the minimum coverage requirements of Code Section 410 if such plan or plans are included in the aggregation group.

     1.23 "Plan Year": The twelve month period ending each December 31.

     1.24 "Qualified Domestic Relations Order": A "qualified domestic relations order" as defined in Section 414(p) of the Code.

     1.25 "Qualified Joint and Survivor Annuity": An immediate, nontransferable annuity contract providing an annuity payable for
(a) the life of a Participant if he is not married on his benefit commencement date, or (b) the life of the Participant with a 50% survivor annuity for the life of his spouse if he is married on his benefit commencement date. If the Participant and, if the Participant is married on his benefit commencement date, his spouse, die before the Participant's total Vested Interest is paid, payments continue to the Participant's Beneficiary until his total Vested Interest is paid.

     1.26 "Related Entity": Any member of a group of employers, of which the Company is also a member, which constitutes a "controlled group of corporations" (within the meaning of Section 414(b) of the Code), or which constitutes trades or businesses (whether or not incorporated) "under common control" (as defined in Section 414(c) of the Code) or which constitutes an "affiliated service group" (as defined in Section 414(m) of the Code).

     1.27 "Retirement Benefits": Any payment or distribution made under the Plan to a Participant or Beneficiary.

     1.28 "Terminated Employee": A Participant whose employment with all Employers and Related Entities terminated for any reason other than death.

     1.29 "Top-Heavy Plan": This Plan for any Plan Year if, as of the determination date, the aggregate Account Balances of Key Employees under the Plan (and all qualified plans of the Employer and its Related Entities which are required to be aggregated or which the Company chooses to aggregate with this Plan in accordance with the Plan Aggregation Rules) exceeds 60% of the aggregate of the Account Balances of all Participants in the Plan or plans. The Account Balances of non-Key Employees who were Key Employees in any prior Plan Year shall not be considered for the purposes of determining the ratio described above. The Account Balance of any individual who had not performed services for any Employer during the five year period ending on the determination date associated with such Plan Year shall be disregarded for the purposes of determining the ratio described above. For the purposes of determining the ratio described above, the Account Balance of each included Participant shall be increased by the sum of the aggregate distributions made with respect to such Participant under the Plan during the 5-year period ending on the determination date, and by any contributions that are required to be allocated to the Partici pant's account as of the determination date. "Determination date" means, with respect to any Plan Year, the last day of the preceding Plan Year. The determination of whether the Plan is a Top- Heavy Plan shall, in all events, be made in accordance with Section 416(g) of the Code.

     1.30 "Trustee": The person or persons acting as such from time to time under this Plan.

     1.31 "Valuation Date": Each day the New York Stock Exchange is open for business.

     1.32 "Vested Interest":  The portion of a Participant's
Account Balance which is vested and nonforfeitable.  A
Participant is always 100% vested in his Account Balance.

     1.33 "Year of Service":  Any Plan Year within which the
Employee completed 1000 or more Hours of Service.

                    ARTICLE 2 - PARTICIPATION

     2.1 Initial Participation. An Employee shall become a Participant on the first day of the seventh calendar month immediately following the end of a 180 day period commencing on his date of hire, if he is still an Employee on that date.

     2.2 Transfers Between Employers. A transfer of employment between Employers shall not be considered a termination of employment, and the account of a Participant shall not be affected in any manner whatsoever by the fact that he may so transfer employment. Any change in employment status which causes a Participant who remains employed by an Employer to cease to be an Employee shall not be considered a termination of employment but shall have the consequences specified in
Article 3. If a Participant terminates his employment with all Employers to enter the employ of a Related Entity which is not an Employer, such change in employment status shall not be considered a termination of employment for purposes of the Plan for so long as such Participant remains in the employ of a Related Entity, but the individual shall no longer be considered an Employee with the consequences specified in Article 3.

                   ARTICLE 3  - CONTRIBUTIONS

     3.1 Before-Tax Contributions. Each Participant who is an Employee may authorize his Employer to contribute to the Trust on his behalf up to 20% of his Compensation, on a salary reduction basis, subject to all applicable limits hereunder. These are the Participant's Before-Tax Contributions. The Plan Administrator shall make available to Participants such options for determining the method of payroll deduction as alternatives to the flat percentage election stated above as it shall determine to make available in a uniform and non-discriminatory manner from time to time. Among the methods which may be made available are: annualized to reach a stated percentage or amount of total Compensation with less than an entire Plan Year to make Before-Tax Contributions or to accommodate retroactive pay increases; flat dollar amount per pay period to a stated level or the maximum; and all Compensation deferred until the maximum is reached. The specified portion of the Participant's Compensa tion, which shall not be reduced by applicable FICA tax, shall be paid by the Employer to the Trustee, monthly. If a Participant ceases to be an Employee or is placed on a leave of absence, his Before-Tax Contributions shall cease automatically as of the date of the change in status.

     Each Participant electing to have his Employer make Before-Tax Contributions on his behalf shall authorize such contributions by completing and filing with the Plan Administrator a written authorization, on a form provided by the Plan Administrator. Such authorization will become effective on the first day of the first full payroll period following his date of initial participation, and, if the Participant does not elect to contribute as of that date, such election shall be effective in the first day of the first full payroll period of the calendar month commencing after he files such election, provided that the Plan Administrator may designate and make available additional dates upon which such elections may become effective, which dates may be specified in terms of calendar periods or with respect to external factors such as the regular review of Participant's remu neration or otherwise.

     A Participant, by written notice to the Plan Administrator on a form provided by it, may change the rate of Before-Tax Contributions to any percentage of Compensation, from 0% to 20%. Each Participant electing to change the rate of contributions shall do so by filing a written author ization with the Plan Administrator, on a form provided by it. Such authorization shall become effective on the first day of the first payroll period commencing in the next following calendar month or at such date or dates as the Plan Administrator shall determine to make available on a uniform basis. A Participant may elect to cease making Before-Tax Contributions effective as of the first day of any payroll period following the filing of the election, provided that he has given the requisite amount of notice to the Plan Administrator. If a Participant ceases making Before-Tax Contributions, he may commence making Before-Tax Contributions effective as of the first day of the first full payroll period commencing in a subsequent calendar month or at such other date or dates as the Plan Administrator shall determine to make available on a uniform basis.

     In no event shall any Participant's Before-Tax Contribution for any Plan Year exceed the amount allowed by Code Section 402(g)(1) as indexed for inflation. In the event that any Before-Tax Contribution in excess of that amount is, in fact, made, because of the application of that limit on a per-individual rather than a per-plan basis, such excess shall be returned to the Participant no later than April 15 in the year following the Plan Year in which such excess Before-Tax Contribution was made.

     Notwithstanding the foregoing, in no event shall any Employer make Before-Tax Contributions on behalf of Employees for any Plan Year unless the actual deferral percentage of the highly compensated Participants for the Plan Year bears a relationship to the actual deferral percentage of the group of all other Participants for the preceding Plan Year of either Section 3.1(a) or 3.1(b) below, whichever would allow the actual deferral percentage of the highly compensated Participants to be larger.

          (a) The actual deferral percentage for the highly compensated Participants is not more than the actual deferral percentage of all other Participants multiplied by 1.25.

          (b) The excess of the actual deferral percentage for the highly compensated Participants over the actual deferral percentage of all other Participants is not more than two percentage points, and the actual deferral percentage for the highly compensated Participants is not more than the actual deferral percentage of the other Participants multiplied by 2.

     The actual deferral percentage of each group of Participants for the Plan Year shall be the average of the ratios (calculated separately for each Participant in each group) of (i) the total of the Before-Tax Contributions made on behalf of each Participant and the Employer contribution under Section 3.4 allocated to such Participant for such Plan Year, to (ii) such Participant's Compensation for such Plan Year. To the extent necessary to conform to such limitation, the Plan Administrator shall reduce Before-Tax Contributions made on behalf of the highly compensated Participants in the following manner: First, the dollar amount of excess Before-Tax Contributions during such Plan Year for each affected highly compensated Participant shall be calculated and totaled. Next, the dollar amount of Before-Tax Contributions of the highly compensated Participants who elected the greatest dollar amount of Before-Tax Contributions shall be first lowered to the dollar amount of Before-Tax Contributions of the highly compensated Participants who elected the next to greatest dollar amount of Before-Tax Contributions. If a lesser reduction would equal the total excess contributions, the lesser reduction amount is distributed. If further overall reductions are required to achieve compliance with the tests contained above in this section, the dollar amounts of Before- Tax Contributions of both of the above groups will be lowered to the dollar amount of Before-Tax Contributions of the highly compensated
Participants who elected the next highest dollar amount of Before-Tax Contributions, and so on continuing until sufficient total reductions have occurred which shall equal the total excess contributions. Any such reduction in the Before-Tax Contribution made on behalf of such Participant shall be refunded to him together with any income allocable to such Before-Tax Contribu tions as soon as administratively possible but in no event later than March 15 of the immediately succeeding Plan Year.

     For purposes of determining whether the actual deferral percentage test of Code Section 401(k) is satisfied, the rules of Sections 3.1(c) and 3.1(d) will apply:

          (c) If two or more Employer plans are aggregated in accordance with the Plan Aggregation Rules, all Before-Tax Contributions and Employer Matching Contributions ("Elective Contributions") are to be treated as made under a single plan.

          (d) The actual deferral percentage of a highly compensated Participant (as defined in Section 3.3) is determined by treating all cash or deferred arrangements for which the highly compensated Participant is eligible (other than those plans which are Permissive Aggregation Groups as defined in Section 1.22(b)) as a single arrangement.

     3.2 Employer Matching Contributions. Each Employer shall contribute Employer Matching Contributions in the following amount:

          (a) With respect to each Participant who has 12 months or less of participation in the Plan, 25% of such Participant's Before-Tax Contributions up to 4% of the Participant's Compensation, so that the maximum Employer Matching Contribution is 1% of such Participant's Compensation. This rule shall be applied so that the Employer Matching Contributions will not at any point exceed one-quarter of the Participant's Before-Tax Contributions which have been made at that point.

          (b) With respect to each Participant who has more than 12 months of participation in the Plan, 50% of such Participant's Before-Tax Contributions up to 4% of the Participant's Compensation, so that the maximum Employer Matching Contribution is 2% of such Participant's Compensation. This rule shall be applied so that the Employer Matching Contributions will not at any point exceed one-half of the Participant's Before-Tax Contributions which have been made at that point.

     Employer Matching Contributions may be made in cash or in Employer Stock valued at the fair market value thereof at the time such Employer contribution is made. Notwithstanding the foregoing, an Employer may determine in advance of any Plan Year that its Employer Matching Contributions for that Plan Year shall be calculated and allocated according to any other method or formula which it chooses, which shall, in any event, be applied on a uniform and non-discriminatory basis.

     Notwithstanding the foregoing, in no event shall any Employer make Employer Matching Contributions and Employer contributions under Section 3.4 for any Plan Year unless the contribution percentage of the highly compensated Participants for the Plan Year bears a relationship to the contribution percentage of the group of all other Participants for the preceding Plan Year which meets the test of Section 3.2(c) or 3.2(d) below, whichever would allow the contribution percentage of the highly compensated Participants to be larger.

          (c) The contribution percentage for the highly compen sated Participants is not more than the contribution percentage of all other Participants multiplied by 1.25.

          (d) The excess of the contribution percentage for the highly compensated Participants over the contribution percentage of all other Participants is not more than two percentage points, and the contribution percentage for the highly compensated Participants is not more than the contribution percentage of the other Participants multiplied by two (2).

     The contribution percentage of each group of Participants for any Plan Year shall be the average of the ratios (calculated separately for each Participant in each group) of (i) Employer Matching Contributions, Employer contributions under Section 3.4 and, if the Plan Administrator so elects, the Before-Tax Contribu tions made on behalf of each Participant for such Plan Year, to
(ii) such Participant's compensation for such Plan Year. To the extent necessary to conform to such limitation, the Plan Administrator shall reduce Employer Matching Contributions made on behalf of the highly compensated Participants in a manner similar to the manner specified for the reduction of Before-Tax Contributions. Any such reduction in the Employer Matching Contributions shall be distributed to the Participant as soon as administratively possible but in no event later than the last day of the immediately succeeding Plan Year.

     If Employer Matching Contributions are treated as a Before-Tax Contribution to satisfy the actual deferral percentage test described in Code section 401(k)(3), those Employer Matching Contributions shall not be taken into account to satisfy the requirements of the actual contribution percentage test under Code section 401(m)(2).

     For purposes of determining whether the Plan satisfies the actual contribution percentage test of Code Section 401(m), the rules of Sections 3.2(e) and 3.2(f) shall apply.

          (e)  All Before-Tax Contributions and Employer Matching
     Contributions that are made under two or more plans which are aggregated in accordance with the Plan Aggregation Rules shall be treated as a single plan.

          (f) The actual contribution percentage of a highly compensated Participant (as defined in Section 3.3) will be determined by treating all plans as a single plan provided the plans are subject to section 401(a), highly compensated Participants are eligible for the plans, and the plans are part of a Required Aggregation Group.

     3.3 Non-discrimination Testing Rules. For purposes of the actual deferral percentage test in Section 3.1 and the actual contribution percentage test in Section 3.2 the following rules and definitions shall apply:

          (a) A "highly compensated Participant" shall mean any Participant who:

               (i)  was a five percent owner (as defined in
          Section 416(i)(1) of the Code) at any time during the Plan Year or the preceding Plan Year; or

               (ii) for the preceding Plan Year received
          Compensation in excess of $80,000 (as adjusted under Section 414(q) of the Code) and, if the Plan
          Administrator elects the application of this clause for such preceding year, was in a group consisting of the Top Paid Group for such preceding year.

          (b) The "Top Paid Group" is the group consisting of the top 20% of the Employees when ranked on the basis of Compensation paid for services during such Plan Year. For these purposes, Compensation shall be Form W-2, Box 1 compensation. For purposes of determining the Top Paid Group the following Employees shall be excluded:

               (i) Employees who have not completed six months of service,

               (ii) Employees who normally work less than 17-1/2 hours per week,

               (iii)     Employees who normally work not more
          than six months during the Plan Year,

               (iv) Employees who have not attained age 21,

               (v) Employees included in a collective bargaining unit covered by an agreement with an Employer, and

               (vi) Employees who are nonresident aliens.

          (c)  "Compensation" shall be as defined under Section
     415(c)(3) of the Code, plus any Before-Tax Contributions and salary reductions under Code Section 125 made on behalf of the Employee.

          (d) To the extent required by applicable law, in no event will the sum of the actual deferral percentage and the contribution percentage for highly compensated Participants exceed the sum of:

               (i)  125% of the greater of

                    (A)  the actual deferral percentage of the
               non-highly compensated Participants, or

                    (B)  the contribution percentage of the non-
               highly compensated Participants; and

               (ii) Two plus the lesser of

                    (A)  the actual deferral percentage of the
               non-highly compensated Participants, or

                    (B)  the contribution percentage of the non-
               highly compensated Participants, but in no event shall this amount exceed 200% of the lesser of those two amounts.

          (e) If the Plan Administrator so elects in accordance with the prescribed requirements of the Secretary of the Treasury, the actual deferral percentage test and the contribution percentage test shall be applied by using the Plan Year rather than the preceding Plan Year.

     If this aggregate limitation would otherwise be exceeded, the Plan Administrator shall determine whether to distribute excess Before-Tax Contributions or excess Employer Matching Contributions to highly-compensated Participants, and the generally applicable rules will be followed for the distribution of the type of contribution chosen.

     3.4 Top-Heavy Employer Contributions. Each Employer shall, for each Plan Year, make an additional contribution to the Fund to the extent that such an additional contribution is required to maintain compliance with Section 3.6.

     3.5 Limitation for Employer Deduction. The Employer Contributions under Sections 3.1, 3.2 and 3.4 for any Plan Year shall not be in excess of the maximum amount deductible under the Code and shall be made within the time permitted by the Code. In the event that all or any part of the Employer contribution for any Plan Year is disallowed as a deduction or is attributable to a mistake of fact, the Employer which made such contribution may direct the Trustee to return to it the excess of the amount of the contribution over the amount that would have been contributed absent the mistake of fact or error in determining the deduction, provided that no Employer contribution shall be returned later than one year after: (i) the date the contribution was made in the case of a mistaken contribution; or (ii) the date of the disallowance as a deduction.

     3.6 Minimum Benefit for Top-Heavy Plan. Notwithstanding the foregoing, for any Plan Year in which the Plan is a Top-Heavy Plan, the Employer contribution for each Participant who is not a Key Employee and who is an Employee on the last day of the Plan Year shall not be less than an amount so that the total allocation of Employer contributions (other than Before-Tax Contributions) to such Participant's account under this Plan and all other qualified defined contri bution plans maintained by an Employer or Related Entity will not be less than the lesser of:
(i) 3% of such Participant's compensation as described in defining the percentage limitation on the Maximum Annual Addition to Participants' Accounts; or (ii) the percentage of such compensation (not in excess of $150,000 as adjusted in accordance with Section 401(a)(17) of the Code) allocated to the account of the Key Employee for whom the percentage is largest. For purposes of the rule in (ii) above, Before-Tax Contributions for Key Employees are counted, but Before-Tax Contributions for other Employees are not. In the event that a Participant also participates in a defined benefit plan that is aggregated with this Plan, and this Plan is a Top-Heavy Plan, no minimum contribu tion will be required with respect to such Participant under this Plan who accrues the top-heavy minimum benefit under the defined benefit plan. For the purposes of this paragraph, contributions used to restore forfeitures, if any, will not be considered Employer contributions.

     3.7 Qualified Military Service. Effective December 12, 1994, notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with
Section 414(u) of the Code.

                ARTICLE 4 - ALLOCATION OF CONTRIBUTIONS

     4.1 Before-Tax and Matching Contributions. The total of each Participant's Before-Tax Contributions and the Employer's Matching Contributions which relate thereto shall be allocated to his account as soon as administratively feasible following the payroll period to which they relate.

     4.2 Top-Heavy Allocations. The total of each Employer contribution, other than Matching Contributions, shall be allocated among the accounts of Participants in such uniform and non-discriminatory manner as the Plan Administrator shall determine in order to maintain compliance with Section 3.6; provided, that, at the direction of the Employer and in order to maintain compliance with Section 3.6, all or a portion of such contribution may be allocated to the accounts of a population of Employees who are not highly compensated Participants as defined in Section 3.3 in such manner as the Company shall direct.

     4.3 Maximum Annual Addition Limitation. To the extent that any allocation required by the preceding sections of this
Article 4 would cause, after the application of the remainder of this section, the Annual Addition to a Participant's account to exceed his Maximum Annual Addition, such allocation will not be made and such excess will be returned to the Employer. To the extent that the allocation of Employer contributions would cause the Annual Additions to this Plan and all other qualified defined contribution plans of an Employer or Related Entity for a Plan Year to exceed a Participant's Maximum Annual Addition for such Plan Year, such excess shall be attributed to this Plan if the allocation under this Plan was the most recent allocation, and, if there were allocations to two or more such plans (including this Plan) on the same date, the excess attributable to this Plan shall be deemed to consist of the total excess under all such plans multiplied by a fraction the numerator of which is the Annual Addition on behalf of such Participant under this Plan (without regard to this Section) and the denominator of which is the Annual Addition on behalf of such Participant allocated under this Plan and all other qualified defined contribution plans of his Employer or a Related Entity (without regard to this Section). The excess attributable to this Plan shall be eliminated as described below.

          (a) First, the Participant's Before-Tax Contributions, together with any income allocable thereto, shall be refunded to the Participant.

          (b) If the Participant's Annual Addition still exceeds his Maximum Annual Addition after the refund of Before-Tax Contributions, the excess Employer contributions and any similar excess amounts determined with respect to other Participants for such Plan Year shall be aggregated and held in a suspense account, to which income will not be allocated, and shall be applied against Employer contributions in the next succeeding Plan Year.

     4.4 Annual Addition Defined. For the purposes of administering the preceding Section, the term "Annual Addition" shall refer, as to any qualified defined contribution plan of an Employer or a Related Entity covering a Participant in the Plan, to the sum of all Employer contributions, Employee contributions and forfeitures allocated to the Participant's account for the Plan Year under such plan.

     4.5 Applicable Compensation. If Compensation for any prior Plan Year is taken into account in determining a Participant's allocations or benefits for the current Plan Year, the Compensation for such prior Plan Year is subject to the applicable Annual Compensation Limitation in effect for that prior Plan Year. For this purpose, for years before January 1, 1994, the applicable Annual Compensation Limitation is $150,000.


       ARTICLE 5 - INDIVIDUAL ACCOUNTS AND PLAN ACCOUNTING

     5.1 Individual Accounts for Participants. An individual account shall be maintained for each Participant. The Plan Administrator shall maintain separate accounting of the portions of the Participant's account attributable to (i) Before-Tax Contributions, (ii) Employer Matching Contributions and (iii) Employer contributions under Section 3.4. As of each Valuation Date, the Trustee shall determine the fair market value of each investment fund created pursuant to Section 5.3. The increase or decrease in the net worth of each investment fund shall be allocated among the accounts of Participants who have a portion of their Account Balances invested in that investment fund on the Valuation Date in accordance with such uniform, nondiscriminatory and consistently applied rules as the Trustee shall determine.

     5.2 Correction of Errors. In the event of an error in the adjustment of a Participant's account, such error shall be corrected by the Plan Administrator and any gain or loss resulting from such correction shall be credited to the income or be charged as an expense of the Fund for the Plan Year in which the correction is made or shall be treated in such other manner as the Plan Administrator deems equitable.

     5.3 Participant Direction of Investments. At such time and in such manner as the Plan Administrator shall prescribe, and subject to the restrictions contained in the Plan, each Partici pant may file with the Plan Administrator a direction with respect to what percentage of amounts already credited to his account is to be invested in each investment fund. At such time and in such manner as the Plan Administrator shall prescribe, each Participant may file with the Plan Administrator a direction with respect to what percentage of future contributions to be allocated to his account is to be invested in each investment fund available under the Plan. Any such election shall remain in effect until changed in accordance with rules established by the Plan Administrator.

                 ARTICLE 6 - RETIREMENT BENEFITS

     The Retirement Benefits of a Participant who terminates his employment with all Employers and Related Entities on or after his Normal Retirement Date shall consist of the entire value of his Account Balance determined as of the Valuation Date immediately prior to the date payment of Retirement Benefits is made.

                ARTICLE 7 - TERMINATION OF EMPLOYMENT

     A Terminated Employee shall receive Retirement Benefits in an amount equal to his Account Balance determined as of the Valuation Date immediately preceding the date of distribution.
An Employee who terminates service on account of a Permanent Disability shall be deemed to be eligible for Retirement Benefits because of such Permanent Disability.




               ARTICLE 8 - DEATH OF A PARTICIPANT

     In the event of the death of a Participant with respect to whom there is an Account Balance then remaining, his Beneficiary shall become entitled to the entire amount of his Account Balance determined as of the Valuation Date immediately prior to the date payment of Retirement Benefits to the Beneficiary is made.

              ARTICLE 9 - PAYMENT OF RETIREMENT BENEFITS

     9.1 Method of Payment. When an individual becomes entitled to Retirement Benefits hereunder, the Plan Administrator shall distribute such benefits in the form of a lump sum distribution as soon as administratively practicable, provided that such a distribution may be made to a Participant whose Vested Interest in his Account Balance exceeds $3,500 prior to his Normal Retirement Date only with his consent.

     Notwithstanding the foregoing, a Participant who became a Participant prior to January 1, 1995 shall receive his Retirement Benefits in the form of a Qualified Joint and Survivor Annuity unless he elects, with consent of spouse which meets the requirements of Section 1.4, a lump sum distribution or any other optional form of benefit available under the Plan prior to January 1, 1995.

     Distribution to a Participant whose Vested Interest in his Account Balance is more than $3,500 shall be made, or commence, as soon as administratively feasible after the filing of the Participant's election at least 30 days in advance in accordance with the rules of the Plan Administrator. However, payment of such a Participant's Retirement Benefits may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

          (a) the Plan Administrator informs the Participant or Beneficiary that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and
          (b) the Participant or Beneficiary, after receiving the notice, affirmatively elects a distribution.

     All distributions made under this Plan shall be made in cash; provided, however, that effective September 1, 1997, the Participant (or if the Participant has died, his Beneficiary) may elect that the portion, if any, of his account invested in the Stock Contribution Fund be distributed in cash or Employer Stock, but not both.

     9.2 Delayed Payment Commencement Date. Payment of Retirement Benefits must be made unless the Participant or Beneficiary consents to a later date by submitting to the Plan Administrator a signed statement describing the benefit and the date on which it shall be paid not later than 60 days after the close of the Plan Year in which the latest of the following occurs:

          (a)  The Participant's Normal Retirement Date;

          (b) The date which is ten years from the date the Participant initially became a Participant.

          (c) The date the Participant terminates his employment with the Company and all Related Entities.

     9.3 Latest Payment Commencement Date. In no event may the payment of Retirement Benefits payable under any provision of this Plan other than on account of death be made later than the April 1st of the calendar year following the calendar year during which the Participant (a) who is a 5-percent owner reaches age 70 1/2; or (b) who is not a 5-percent owner reaches age 70 1/2 or terminates service, if later.

     9.4  Distribution of Death Benefit.  In the event that
Retirement Benefits are payable on account of a Participant's death, his entire interest will be distributed in a lump sum distribution within five years of his death.

     Notwithstanding the foregoing, a Participant who became a Participant prior to January 1, 1995 may designate the form of benefits to be paid to his Beneficiary in accordance with the terms of the Plan prior to January 1, 1995. If no such designation is in effect at the Participant's death prior to his benefit commencement date, the Participant's Account Balance shall be paid (a) to the Participant's spouse in monthly payments for life, unless the spouse chooses another form of payment permitted under the Plan prior to January 1, 1995, or (b) if the Participant was not married, to his Beneficiary in a single sum.

     9.5 Special Distributions. Distributions under this Article shall generally be made only to the person who is entitled to the same. However, distributions made in the circumstances described below shall constitute the discharge of the Trustee's and Plan Administrator's obligations hereunder.

          (a) The Plan Administrator may, at the request of a Distributee, direct the Trustee to transfer all or part of such distribution to the trustee or custodian of any tax qualified plan or individual retirement arrangement, pro vided, however, that the Distributee must satisfy the Plan Administrator that such transfer can be made tax-free.

          (b) Distributions to minors or persons under legal disability may be made in the discretion of the Trustee:
     (i) directly to such persons; (ii) to the guardian of such persons; or (iii) by expending such amounts for the education and/or maintenance of said persons.

     9.6 Rollover Distribution. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this part, a Distributee may elect, at the time and in the manner prescribed by the Plan
Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the Distributee in a direct rollover.

     9.7  Rollover Distribution Definitions.  For the purposes of
Sections 9.5 and 9.6, the following definitions apply:

          (a) An "eligible rollover distribution" is any distribution of all or any part of the balance to the credit of the Distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Internal Revenue Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (b) An "eligible retirement plan" is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (c) A "Distributee" includes an employee or former employee. In addition, the employee's spouse or former spouse who is the alternative payee under a qualified domestic relations order, as defined in section 414(p) of the Code, is a Distributee with regard to the interest of the spouse or former spouse.

          (d) A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the Distributee.

     9.8 QDRO Distributions. Notwithstanding any other restriction upon the time when benefits are to be paid herein, to the extent required by a Qualified Domestic Relations Order, the Plan Administrator shall make a lump sum payment to the Alternate Payee under such Qualified Domestic Relations Order as soon as administratively possible after such Order is determined to be qualified.

                     ARTICLE 10 - WITHDRAWAL

     10.1 Age 59 and a half In-Service Withdrawal. Each Participant who has attained age 59 and a half may, by filing a written request with the Plan Administrator, make a withdrawal of any amount up to the total amount of his Account Balance as of the Valuation Date immediately preceding said withdrawal. Withdrawn amounts shall not be considered part of the Participant's Account Balance for the purposes of any subsequent allocation of changes in the fair market value of the Fund. Withdrawals shall be without prejudice to the Participant's continued participation in the Plan.

     10.2 Hardship Withdrawal. Each Participant, by filing a written application with the Plan Administrator, may withdraw any part of his Account Balance that is equal to his Before-Tax Contributions (but not income attributable thereto), in the event of financial hardship due to an immediate and heavy financial need. The Plan Administrator will apply the rules of Treas. Reg.
Section 1.401(k)-1(d)(2) in determining whether a Participant may receive a distribution under this Section 10.2 (a "Hardship Distribution"). Upon receipt of a Hardship Distribution, the Participant is prohibited from making Before-Tax Contributions for 12 months. Further, in the Plan Year following the year of the Hardship Distribution, the Participant is limited to Before-Tax Contributions of the applicable limit under Code Section 402(g) minus his Before-Tax Contributions made during the year of the Hardship Distribution.

     10.3 Insider Withdrawals. To the extent necessary to comply with SEC Rule 16b-3(f), a Participant who is subject to Section 16 of the Securities Exchange Act of 1934 may elect a withdrawal under this article which would effect a "discretionary transaction" under SEC Rule 16b- 3(f) only if such election is made at least six months following the date of the most recent election, with respect to any plan of the Company, that effected a "discretionary transaction" that was an acquisition.

     10.4 Spousal Consent.  A Participant who became a
Participant prior to January 1, 1995 must obtain the consent of his spouse, if any, to any withdrawal under this article, in accordance with the consent rules of Section 17.4.

                   ARTICLE 11 - PLAN ADMINISTRATION

     11.1 Administration of the Plan. The Plan shall be administered by a Plan Administrator consisting of such person or persons as may be appointed by the Company. The Plan Administrator may or may not be the Company, or an Employer, or a Participant or Employee of the Company or an Employer and may or may not be the Trustee or a member thereof. The Company may at any time remove or replace the Plan Administrator. The Plan Administrator shall serve without compensation if it is the Company, an Employer, or a full-time employee of either. The expenses of the Plan Administrator, shall, unless paid by the Company, be paid from the Fund unless attributable to an action or proceeding involving the responsibility or liability of the Plan Administrator for breach of its duties hereunder.

     11.2 Allocation of Responsibilities. If more than one person is appointed Plan Administrator, the Board of Directors of the Company may allocate some or all of the responsibilities of the Plan Administrator to each person so appointed and each person shall be responsible only for the duties allocated to it and any duties of the Plan Administrator which are not allocated. If more than one person is appointed Plan Administrator and the Company does not allocate Plan Administrator responsibilities to the persons so appointed, the persons appointed Plan Administrator may, by filing a written instrument with the Company, allocate some or all of the responsibilities of the Plan Administrator among themselves and each person shall be responsible only for the duties allocated to it and any duties which are not allocated. To the extent any responsibilities of the Plan Administrator are not allocated pursuant to this Section, the action of the Plan Administrator shall be taken by majority vote, or if less than three persons are appointed Plan Administrator, by unanimous consent. The Plan Administrator may, by filing a written instrument with the Company, designate persons other than the Plan Administrator to perform some or all of the responsibilities of the Plan Administrator.

     11.3 Powers and Duties of the Plan Administrator.  The Plan
Administrator shall have the following powers, duties and discretion in addition to those stated elsewhere in the Plan:

          (a) To prescribe such rules as it shall deem necessary or proper for the administration of the Plan;

          (b) To determine, in its discretion, all questions arising in the administration of the Plan;

          (c) To enforce the Plan and to interpret the Plan, in its discretion, and settle disputes arising thereunder;

          (d) To direct the Trustee with respect to all matters involving distributions from the Fund.

          (e) To keep the records of the Plan and to do all the clerical and accounting work in connection with the administration of the Plan;

          (f) To prepare and distribute all reports and statements required by law or the Plan;

          (g) To employ such agents and experts as deemed necessary or advisable for the administration of the Plan.

     11.4 Reliance on Records of the Employer.  The Plan
Administrator may, but is not required to, consider the records of the Employers as conclusive evidence in making determinations under the Plan.

     11.5 Decisions Binding.  The decisions of the Plan
Administrator shall, subject to the claims procedure described below, be final and binding on all affected parties.

     11.6 Investment Committee. The "Investment Committee" shall consist of the Chief Financial Officer, the Chief Legal Officer and the Senior Vice President, Human Resources, of the Company. The Investment Committee shall have the following powers, duties and discretion in addition to those stated elsewhere in the Plan:

          (a) To establish such investment funds as it shall, from time to time, determine to make available, including separate funds identified to individual Participants, and to suspend or terminate any such funds;

          (b) To review all reports provided to the Company by the Trustee of the investment performance of the Fund; and

          (c) To review all reports on discrimination testing performed with respect to the Plan.

     11.7 No Bond Required. No bond or other security shall be required of the Plan Administrator for the performance of its duties hereunder, except as may be required by any non- waivable provision of law.

     11.8 Claim Procedure. A claimant may make a claim for a Plan benefit by filing a signed request specifically identifying the benefit with the Plan Administrator. Within 90 days from the receipt of such claim (unless special circumstances require an extension of time up to 90 days), the Plan Administrator shall notify the claimant in writing of its decision. If the claim, is denied, such notice shall state the following: (i) the specific reasons for denial; (ii) specific references to pertinent Plan provisions; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is needed; and
(iv) an explanation of the Plan's review procedure. For a period of 60 days after the receipt of such notice, the claimant or his duly authorized representative may review pertinent documents and submit a written request to the Plan Administrator for review of the denial. A claimant submitting such a request for review shall be allowed to submit issues and comments in writing to the Plan Administrator. The Plan Administrator shall afford any claimant so requesting review a full and fair review of the decision denying the claim, and may, in its sole discretion, hold a hearing to review the issues raised by the claimant. Within 60 days after receipt of the request for review, unless special circumstances such as the need to hold a hearing require an extension of time up to 60 days, the Plan Administrator shall render a decision on review in writing to the claimant. The notice of decision on review shall describe the specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific Plan provisions on which the decision is based. The Plan Administrator shall render its decision on review in its discretion, and its decision shall be final and binding. The exclusive forum for review of the Plan Administrator's decision shall be arbitration in Chicago, Illinois under the rules of the American Arbitration Association. The standard of review in such arbitration shall be the "arbitrary and capricious" standard. The arbitrator may not change the terms of the Plan. Each of the parties shall bear one-half (1/2) of the cost of such arbitration.

                       ARTICLE 12 - MISCELLANY

     12.1 No Reversion of Assets. Except as otherwise expressly provided in the Plan, no part of the assets held by the Trustee shall ever revert to any Employer or be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries, and the expenses of the Plan. No person shall have any interest in or any claim upon the assets held by the Trustee or any part thereof except as expressly provided in the Plan.

     12.2 No Alienation of Benefits. The benefits provided hereunder are intended for the personal security of persons entitled to benefit payments under the Plan. Except for payments made pursuant to any Qualified Domestic Relations Order, such benefits shall not be subject in any manner to anticipation, transfer, encumbrance, execution, or levy of any kind, either voluntary or involuntary prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to dispose of any right to benefits payable hereunder shall be void. The Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

     12.3 Termination of Employment. Neither the establishment of the Plan, nor the Fund, nor the payments of benefits thereunder, shall be construed as establishing, guaranteeing or affecting any employment relationship between any person and any Employer or Related Entity or as giving to any person any legal or equitable right against any Employer, Related Entity or the Trustee other than such, if any, as may be expressly provided herein.

     12.4 Information to Plan Administrator and Trustee. The Employers and Related Entities will notify the Plan Administrator and the Trustee in writing of all information or data with respect to any Employee or Participant which may be necessary for the proper administration of the Plan and the Fund. The Plan Administrator is authorized to act upon such information, and the Trustee is authorized to act upon information received from the Plan Administrator, without further investigation, and each is authorized to rely upon any document or signature believed by it to be genuine.

     12.5 Addresses. It is the responsibility of each Participant and Beneficiary to keep the Trustee informed in writing of his current post office address. Any communication, statement, payment or notice addressed to any such person at his last post office address filed with the Trustee, or if no such address was filed with the Trustee, then at his last post office address as shown on the records of the Employer, shall be binding on him for all purposes of the Plan. Neither the Trustee nor the Plan Administrator nor any Employer shall be obligated to search for or ascertain the whereabouts of any such person.

     12.6 Mailing of Notices. Unless otherwise specifically provided herein, any notice required or permitted to be sent by the Plan Administrator, Trustee, Company or any Employer unless personally delivered into the hands of the person to be notified or his proper agent, become effective two days after the mailing thereof by registered or certified mail, postage and registration or certification fees prepaid, to the address of the party to whom such notice is directed as last known to the party giving such notice.

     12.7 Action By Employer.  Unless otherwise specified in the
Plan, any action of an Employer pursuant to any of the provisions of the Plan shall be evidenced by a resolution of its board of directors, or by written instrument executed by any person authorized by its board of directors to take such action.

         ARTICLE 13 - AMENDMENT, TERMINATION, AND PLAN MERGER

     13.1 Amendment of the Plan. The Company reserves the right to amend this Plan at any time, effective retroactively or otherwise, provided that no amendment shall:

          (a) Operate to give any Employer, either directly or indirectly, any interest whatsoever in the Fund; or

          (b) Enlarge the duties or responsibilities of the Trustee without its express consent;

and provided further, that notwithstanding anything herein contained to the contrary, the Company reserves the right, without the consent of anyone, to amend this Plan in such manner as it may deem necessary or advisable in order to qualify the Plan under the provisions of the Code. The Plan may be amended by action of the Company's Board of Directors, Chief Executive Officer or Senior Vice President of Human Resources.

     13.2 Termination of the Plan. The Company, by action of its Board of Directors, may terminate the Plan at any time. Any Employer, by action of its board of directors, may terminate the Plan with respect to it at any time, by notice to the Company.
In the event that an Employer shall be judicially declared bankrupt or insolvent or in the event of the dissolution, merger, consolidation or substantive reorganization of an Employer, the Plan shall be regarded as being terminated as to such Employer on the effective date of such event, unless, with the consent of the Company, provision shall be made by the successor of the Employer for continuing the Plan, in which event such successor shall be substituted for such Employer hereunder.

     13.3 100% Vesting Upon Termination. In the event of a termination or partial termination of the Plan, all affected
Participants shall become 100% vested in their Account Balances.

     13.4 Distribution Upon Termination. In the event of the termination of the Plan, the Fund shall be distributed as follows:

          (a) If, at the date of such termination, there shall be unallocated any net income from or any net appreciation or depreciation in the fair market value of the investments of the Fund, the appropriate portion of such unallocated items shall be allocated among the individual accounts of the then Participants pursuant to the provisions of the Plan as though the date of such termination were a Valuation Date;

          (b) The Fund may be liquidated or may be frozen for the purpose of the investment and subsequent distribution of the
assets thereof, as the Company may decide.   If the Fund is not
frozen, the Trustee may dispose of such item or items of the Fund as may be necessary to make disbursements from the Fund. Such disbursements shall be made by the Trustee by a lump sum distri bution, in cash or in property valued at its then fair market value.

     13.5 Merger or Consolidation. In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Fund to another trust fund held under any other qualified plan maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Fund applicable to such Participants shall be transferred to the other trust fund only if each such Participant would receive a benefit immediately after the merger, consolidation or transfer (if the other plan had then terminated) which is equal to or greater than the benefit such Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated).


          ARTICLE 14 - CONSTRUCTION AND INTERPRETATION

     14.1 Governing Law. The validity and effect of this Plan and the rights and obligations of all parties hereto and all other persons affected hereby shall be construed and determined in accor dance with the Code and ERISA and, to the extent not inconsistent therewith, the substantive laws (and not the conflict of law or jurisdictional rules) of the state of South Dakota. In case any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if said illegal and invalid provisions had never been inserted herein. In the event of any ambiguity in this Plan, the construction adopted by the Plan Administrator shall be binding for all purposes, provided, however, that in all respects the Plan shall be construed so that it is in compliance with ERISA and the Code.

     14.2 Gender and Number. All pronouns used in this Plan shall be deemed sexually neutral, and singular usage shall include plural usage and vice versa, all as the context shall require.

     14.3 Headings and References. The table of contents hereto and Article headings and Section numbers herein are included for convenience of reference only; and if there shall be any conflict between any such table of contents, headings or numbers and the text of this Plan, the text shall control.

     14.4 Successors and Assigns. This Plan shall be binding upon all persons claiming benefits hereunder, upon their personal representatives, conservators, heirs and legatees, and upon the Plan Administrator and the Employers and the Trustee and their respective successors, transferees and assigns.

     14.5 Necessary Party to a Proceeding. In any application to or proceeding or action before any board or tribunal, only the Company, the Trustee and any affected Employer shall be necessary parties, and no Participant or other person having any interest in the Fund shall be entitled to any notice or service of process respecting any such action or proceeding. Any judgment, decree or ruling entered in such a proceeding or action shall be binding and conclusive upon all persons claiming under the Plan.

     14.6 Return of Contributions. The Employer shall have no right or title to, nor interest in, the contributions made to the Fund, and no part of the Fund shall revert to the Employer, except as follows:

          (a) If an Employer's contribution is made by mistake of fact, such contribution shall, at the Employer's written request, be returned to the Employer within one year after it is made; and

          (b) All Employer contributions are conditioned on deductibility under Code Section 404. To the extent the deduction of an Employer's contribution is disallowed, such contribution shall, at the Employer's request, be returned to the Employer within one year of the disallowance.

                         ARTICLE 15 - TRUSTEE

     15.1 Trustee. The Fund shall be administered by the Trust ee, which shall be the entity, individual or group of individuals appointed by the Company as Trustee.

     15.2 Title in the Trustee. All right, title and interest in and to the Fund shall be vested in and reside exclusively in the Trustee, subject to the right of the Trustee to register title to any assets of the Fund in the name of a nominee or nominees.

     15.3 Power to Invest. The Fund may be invested and reinvested without distinction between principal and income. The Trustee is authorized to invest and maintain investments of part or all of the Fund in any property, whether real or personal or mixed (including without limitation any collective or part interest or participating interest in any such property) and regardless of where located, as shall be determined by the Trustee. The Fund may be invested, maintained and reinvested in any such property even though the Trustee, in its individual or any other capacity, shall have invested, or may thereafter invest, its own or other funds in the same or similar property, the proceeds or principal of which may be payable at different rates or times or may have different ranks or priorities. The Trustee may hold any portion of the Fund in cash pending investment or payment of expenses or benefits, without incurring liability for interest.

     15.4 Commingling of Assets. Unless otherwise directed by the Company, the Trustee shall have the power in its sole discretion to cause all or any part of the assets of the Fund to be invested and reinvested with the assets of the funds of any other qualified retirement trusts established by the Company or Related Entities. In the event of such commingling and joint investments, the Trustee shall allocate or cause to be allocated individual interests in such commingled assets to this Fund and to the various other participating trusts' funds in accordance with their respective percentage interests therein. No part of any participating trust's interest in such commingled assets may be used for or diverted to purposes other than for the exclusive benefit of the participants or their beneficiaries who are entitled to benefits under such participating trust, and no participating trust may assign any part of its interest in such commingled assets.

     15.5 Trustee's Participation in Investments. No investment shall be deemed an improper or imprudent investment merely because the Trustee has individually participated in the issuance, underwriting or original sale (whether as a member of a syndicate, partnership or in any other capacity) of any such securities or property, or merely because a part or all of the proceeds received by the issuer or seller will be used to satisfy any obligation of the issuer or seller to the Trustee.

     15.6 Additional Trustee Powers. In addition to the powers generally conferred upon trustees by applicable law, the Trustee shall have the power: (a) to hold, manage, improve, repair and control all property, whether real or personal, at any time forming a part of the Fund; (b) to collect the proceeds therefrom; (c) to sell, convey, transfer, grant options to purchase, exchange, partition, subdivide, lease, for any term and otherwise dispose of for cash or on credit, publicly or privately, or dedicate or vacate any property of the Fund;
(d) subject to the rules stated herein regarding the voting of Employer Stock, to vote any corporate stock or other voting securities of the Fund and to give proxies for the purpose of voting the same to any other persons, with or without power of substitution; (e) to prosecute or defend, compromise, submit to arbitration or abandon all claims and demands in favor of or against the Fund, and to represent the trust in all legal actions or proceedings before any body or tribunal with respect to property held in the Fund; and (f) to extend the time of payment of any obligation held by the Fund with or without consideration for the extension.

     15.7 Options, Rights and Privileges. In case any securities held by the Trustee shall entitle the holder to an option or privilege to convert the same into other securities, or in case the right or privilege shall be given to the holder to subscribe for additional or other securities, the Trustee is authorized in its sole discretion to dispose of or exercise such options, rights and privileges from time to time and to make or refrain from making such conversions and subscriptions and to make payments therefor and to hold such securities so acquired as investments of the Fund, and to advance or borrow money for the purpose of exercising any of such rights.

     15.8 Reorganization, Merger and Sale. The Trustee is authorized in its discretion to unite with other owners of property similar to that which may be held at any time in the Fund in carrying out any plan for the liquidation, reorganization or recapitalization of the financial structure of any entity whose securities or other property may form a portion of the Fund; to deposit any property held in the Fund with any protective, reorganization or similar committee, and to delegate discretionary power to any such committee; to exchange securities of any entity for others issued by the same or any other entity upon such terms as the Trustee shall deem proper; to consent to the consolidation or merger of any entity with any other entity, and to the lease or sale by any entity of its property or any portion thereof to any other entity; and upon any consolidation, merger, sale or lease or similar arrangement, to exchange the securities or other property held for other securities or property issued in connection with such arrangement, and in such matters to pay all assessments, expenses and sums of money which it may deem expedient or which may be required for the protection or furtherance of the interests of the Fund.

     15.9 Power to Borrow Money. The Trustee shall have the power and authority to borrow money, whenever in its judgment the purposes of the Fund may require, for such periods of time and upon such terms as it may see fit, and to encumber any part or all of the Fund, and to renew or extend any encumbrance existing upon the Fund, whenever in the judgment of the Trustee it may be advisable to do so.

     15.10 Common Trust Funds. The Trustee shall have the power in its sole discretion and judgment to cause all or any part of the assets of the Fund to be deposited with a banking institution (which may or may not be the Trustee), trust company, or other organization to be held in a common trust fund meeting the requirements set forth below. Any common trust fund to which all or a part of the assets of the Fund are transferred shall be a trust organized in the United States and maintained at all times as a domestic trust pursuant to a trust instrument which:

          (a) expressly limits participation therein to qualified retirement trusts;

          (b) prohibits that part of its corpus or income which equitably belongs to any participating trust from being used for or diverted to purposes other than for the exclusive benefit of the participants or their beneficiaries who are entitled to benefits under such participating trust; and

          (c) prohibits assignment by a participating trust of any part of its interest in the common trust.

     To the extent that any part or all of the Fund is deposited in a common trust fund meeting the requirements hereof, the instrument pursuant to which such common trust fund is maintained shall be deemed to be incorporated in the Plan by this reference, and, if there shall be any conflict between any provision of the Plan and any provisions of such common trust instrument, the provi sions of such instrument shall control.

     15.11 Investment Managers. The Trustee may employ such agents and experts (any of whom may also be employed by or repre sent the Company or any other Employer) as in the opinion of the Trustee may be necessary for the proper management of the Fund. The Trustee may designate in writing as an investment manager or managers to manage all or any part of the fund any invest ment adviser registered under the Investment Advisers Act of 1940; any bank as defined in said Act; or any insurance company qualified to perform investment management services in more than one state, which investment manager shall have all powers of the Trustee in the management of such part of the Fund. The Trustee shall not be liable for the acts or omissions of such investment manager or be under any obligation to invest or otherwise manage that part of the Fund which is subject to the management of the investment manager. The Trustee shall notify the Company in writing of any appointment of an investment manager, and shall provide the Company with the investment manager's written acknowledgment that it is a fiduciary with respect to the Plan.

     15.12 General Powers. Subject to the provisions and limitations herein expressly set forth, the Trustee shall have in general the power to do and perform any and all acts and things in relation to the Fund in the same manner and to the same extent as an individual might or could do with respect to his own property. No enumeration of specific powers herein shall be construed as a limitation upon the foregoing general power, nor shall any of the powers herein conferred upon the Trustee be ex hausted by the use thereof, but each shall be continuing.

     15.13 Payments of Taxes. If any benefits payable by the Trustee hereunder shall become liable for the payment of any tax, charge or assessment which in the opinion of the Trustee is required to be paid by the Trustee, the Trustee shall have full power and authority to pay such tax, charge or assessment out of any monies or other property held in its hands. The Trustee may, prior to making any payment to any person hereunder, require such releases or other documents from any lawful taxing or other authority and such indemnity from the contemplated Distributee as the Trustee shall deem necessary for its protection; and the Trustee shall have no liability for payment of interest on monies retained by it pending receipt of such releases, indemnities or other documents.

     15.14 Annual Statements. Within a reasonable time after the close of each Plan Year, the Trustee shall cause to be prepared and submit to the Plan Administrator a statement of the condition of the Fund, setting forth all investments, receipts and disbursements, and other transactions effected during the Plan Year and showing the Fund and the value thereof at the end of the Plan Year.

     15.15 Trustee's Decisions Binding. Exercise by the Trustee of any discretion vested in it, either expressly or by implication, shall be conclusive and binding upon all parties affected, without restriction, however, on the right of the Trustee to reconsider and redetermine such actions.

     15.16 Removal of the Trustee. The Company may remove the Trustee (or any member of a group acting as Trustee) by giving 30 days' written notice of such intended action to the person being removed. The Trustee (or any member of a group acting as Trustee) may resign by giving 30 days' written notice of such intended action to the Company. Any such person so resigning shall, within 90 days following the effective date of such resignation, file with the Company a written statement of accounts and proceedings concerning the acts of such person with respect to the Fund since the date of the last annual statement and report of the Trustee. In the event of the resignation or removal of the Trustee (or a member of a group acting as Trustee), a successor may be appointed by the Company. Upon written acceptance by such successor, any such successor shall have the same rights, duties, powers and immunities as the person being succeeded unless otherwise provided in the instrument of appointment. In no event shall any such successor be responsible for or liable on account of any act or failure to act of any predecessor or have any duty to make inquiry or investigation as to any act or omission occurring prior to its appointment.

     15.17 Majority of Trustees to Act. In the event that a group of individuals is acting as Trustee, the number of such persons who shall act in such capacity from time to time shall be determined by the Company. Such persons shall be appointed by the Company, and may or may not be the Plan Administrator or Participants or employees of the Company or a Related Entity.
Any action taken by a group acting as Trustee shall be taken at the direction of a majority of such persons, or, if the number of such persons is less than three, by unanimous consent.

     15.18 Trustee Does Not Determine Contributions. In no event shall the Trustee (or any member of a group acting as Trustee) be under any obligation whatsoever to determine whether contributions received by the Trustee comply with the provisions of this Plan or be obligated to take any action other than to receive and administer such contributions pursuant to the terms hereof.

     15.19 Reimbursement of the Trustee. The Trustee shall be reimbursed for all costs and charges incurred by the Trustee in the prosecution or defense of any legal action or proceeding, or arbitration, abandonment or compromise of claims, regarding the Plan or Fund or the administration thereof to which the Trustee may be a party, unless such action or proceeding involves the responsibility or liability of the Trustee for breach of its duties hereunder.

     15.20 Trustee Compensation. The Trustee shall be entitled to reasonable compensation for services rendered hereunder; provided, that any individual acting as Trustee hereunder shall serve without compensation for his services. The Trustee shall, unless reimbursed therefor by the Company, pay from the Fund such compensation and all reasonable and necessary costs, charges, expenses and taxes, including reasonable fees for attorneys and agents, incurred in connection with the discharge of its responsibilities under the Plan. The Trustee shall not be required to give bond for the faithful performance of its duties hereunder, except as required by non-waivable provision of law.

     15.21 Rules Applicable to Trustee. Notwithstanding any other provision hereof, the following rules shall apply.

          (a) For purposes of determining the value of assets in the trust, the Trustee shall value such assets in accordance with the Trustee's procedures for determining fair market value as of any date for which such valuation or accounting is required and in accordance with the procedures for valuation of any interests in any collective investment trust described below.

          (b) No power, duty or responsibility is imposed upon the Trustee under the Plan, except as set forth in this article. Until they determine or are advised to the contrary, the Trustee and any investment manager duly appointed hereunder may assume that this trust is qualified under Section 401(a), and is entitled to tax exemption under
     Section 501(a), of the Code.

          (c) Except as otherwise provided below, the Trustee shall make investments in such investment funds only as the Employer directs in writing and the Trustee shall be under no obligation to inquire as to the propriety of such direction or as to the amount to be invested in each such investment account on behalf of each Participant.

               (i) The Trustee shall have the power to invest any portion of the assets in a Participant's account which is held in cash or cash equivalents in short term, fixed income investments pending receipt of instructions from the Employer regarding the investment of a Participant's accounts. While an investment fund transfer is pending, a Participant will not share in any gains or losses in the fund to which such amount is transferred until the trade into such fund is settled by the Trustee.

               (ii) The Trustee shall determine and report to the Company on each accounting date or as soon thereafter as practicable the fair market value (as determined in the sole discretion of the Trustee in accordance herewith) of the assets held for the benefit of each Participant in an investment fund in accordance with this paragraph. The Trustee shall have the right to rely on any valuations and fair market valuations prepared by third parties as to assets held by any such third party.

               (iii) The Trustee shall provide to the Company on each accounting date or as soon thereafter as practicable a statement showing the assets held for the benefit of each Participant in such investment funds and any expenses attributable to the acquisition and maintenance of such assets and expenses attributable to any assets disposed of since the last preceding accounting date.

               (iv) On the written direction of a Participant given to the Trustee by the Employer in accordance with the Plan, the Trustee shall liquidate for their fair market value (as determined by the Trustee) all of the assets held for the benefit of the Participant in an investment fund(s) and report the amount realized on such liquidation.

               (v) All expenses incurred in connection with the sale, investment and reinvestment of assets in an investment fund (such as brokerage, postage, express and insurance charges and transfer taxes) shall be charged to the appropriate investment fund.

               (vi) If required by law, the Trustee reserves the right to disapprove any investment direction filed with the Trustee.

              ARTICLE 16 - STOCK CONTRIBUTION FUND

     16.1 Investment In Stock Contribution Fund. Employer contributions under Section 3.2 and 3.4 may be made in the form of Employer Stock. If such a contribution is made in Employer Stock, it shall be held in a separate investment fund called the "Stock Contribution Fund". In addition, effective September 1, 1997, a Participant may direct that Before-Tax Contributions made on his behalf be invested in the Stock Contribution Fund.
Subject to the restrictions stated below, Participants may direct that amounts held in any other investment fund that are attributable to Employer Matching Contributions (and, effective September 1, 1997, Before-Tax Contributions) be transferred to the Stock Contribution Fund; and any Participant may direct that any amounts to his credit in the Stock Contribution Fund be transferred to another investment fund. The transfers described in the preceding sentence shall be made no more frequently than once per calendar quarter (effective September 1, 1997, once per calendar month), at the time and in the manner prescribed by the Company. With respect to Participants subject to Section 16 of the Securities Exchange Act of 1934 (officers, directors and 10% owners), transfers described above also shall be limited as follows:

          (a) Transfers shall be permitted only during the period beginning on the third business day following the date of release of quarterly or annual summary financial statements and ending on the twelfth business day following such date; and

          (b) To the extent necessary to comply with SEC Rule 16b-3(f), any such transfer shall be made at least six months after the date of the most recent election, with respect to any plan of the Company, that effected a "discretionary transaction" of the opposite way under such rule.

     16.2 Voting. The Trustee shall, except as specifically provided below, vote in its discretion shares of Employer Stock held by the Stock Contribution Fund on each matter brought before an annual or special stockholders' meeting of the Employer.

     Each Participant (or, in the event of his death, his Beneficiary) shall have the right, to the extent of Employer Stock allocated to his account, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to Employer Stock, and the Trustee shall respond in accordance with the instructions so received. The Plan Administrator shall utilize its best efforts to timely distribute or cause to be distributed to each Participant (or Beneficiary) copies of all materials distributed to stockholders of the Employer in connection with any such tender or exchange offer, together with a form requesting confidential instructions on whether or not such shares will be tendered or exchanged.
Such instructions shall be forwarded by Participants and Beneficiaries to the outside firm of certified public accountants regularly used by the Employer, and the accounting firm shall inform the Trustee only of the aggregate number of shares of Employer Stock to be tendered or exchanged. If the accounting firm shall not receive timely direction from a Participant (or Beneficiary) that he is exercising the right of direction, those shares of Employer Stock shall be tendered or exchanged. The instructions received by the accounting firm from Participants and Beneficiaries shall be held in confidence and shall not be divulged or released to any person, including officers or employees of the Employer or any Related Entity.

               ARTICLE 17 - LOANS TO PARTICIPANTS

     17.1 Loan Program. Loans shall be made available to each Participant (and beneficiary) who is a party in interest (as defined in Section 3(14) of ERISA) on a reasonably equivalent basis. A loan to a Participant shall be a Participant-directed investment of his or her account. The loan is a Trust investment but no account other than the borrowing Participant's account shall share in the interest paid on the loan or bear any expense or loss incurred because of the loan. Prior to September 1, 1997 the number of outstanding loans shall be unlimited. Effective September 1, 1997, the number of outstanding loans shall be limited to three. The minimum amount of any loan shall be $1,000.00. Loans must be adequately secured and bear a reasonable rate of interest. The Loan program shall be administered by the Loan Plan Administrator, who shall be appointed by the Company.

     17.2 Maximum Loan Amount. The amount of the loan shall not exceed the maximum amount that may be treated as a loan under Code Section 72(p) (rather than a distribution) to the Participant and shall be equal to the lesser of (a) or (b) below:

          (a) $50,000 reduced by the excess of (i) the highest outstanding loan balance of loans during the one-year period ending on the day before the new loan is made, over (ii) any outstanding loan balance on the date the new loan is made; or

          (b)  One-half of the Participant's Account Balance.

     17.3 Collateral. No collateral other than a portion of the Participant's Account Balance (as limited above) shall be accepted. The Loan Plan Administrator shall determine if the collateral is adequate for the amount of the loan requested.

     17.4 Spousal Consent. A Participant who became a Participant prior to January 1, 1995 must obtain the consent of his spouse, if any, to the use of the Account Balance as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan to be so secured is made. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or a notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the Account Balance is used for collateral upon renegotiation, extension, renewal, or other revision of the loan.

      17.5 Reduction of Account Balance. If a valid spousal consent has been obtained in accordance with the above, then, notwithstanding any other provision of this Plan, the portion of the Participant's Account Balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the Account Balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's Account Balance (determined without regard to the preceding sentence) is payable to the surviving spouse, then the Account Balance shall be adjusted by first reducing the Account Balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

     17.6 Reasonable Rate of Interest. Each loan shall bear a reasonable fixed rate of interest to be determined by the Loan Plan Administrator. In determining the interest rate, the Loan Plan Administrator shall take into consideration fixed interest rates currently being charged by commercial lenders for loans of comparable risk on similar terms and for similar durations, so that the interest will provide for a return commensurate with rates currently charged by commercial lenders for loans made under similar circumstances. The Loan Plan Administrator shall not discriminate among Participants in the matter of interest rates; but loans granted at different times may bear different interest rates in accordance with the current appropriate standards.

     17.7 Repayment Period. The loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan. The period of repayment for any loan shall be arrived at by mutual agreement between the Loan Plan Administrator and the Participant.

     17.8 Application. The Participant shall make a written application for a loan from the Plan on forms provided by the Loan Plan Administrator. The application must specify the amount and duration requested. No loan will be approved unless the Participant is creditworthy. The Participant must grant authority to the Loan Plan Administrator to investigate the Participant's creditworthiness so that the loan application may be properly considered. Information contained in the application for the loan concerning the income, liabilities, and assets of the Participant will be evaluated to determine whether there is a reasonable expectation that the Participant will be able to satisfy payments on the loan as due. Additionally, the Loan Plan Administrator will pursue any appropriate further investigations concerning the creditworthiness and/or credit history of the Participant to determine whether a loan should be approved.

     17.9 Promissory Note Required. Each loan shall be fully documented in the form of a promissory note signed by the Participant for the face amount of the loan, together with interest determined as specified above.

     17.10 Assignment of Collateral. There will be an assignment of collateral to the Plan executed at the time the loan is made.

     17.11 Repayment by Payroll Deduction. If repayment through payroll deduction is available, installments are so payable, and a payroll deduction agreement will be executed by the Participant at the time of making the loan. Where payroll deduction is not available, payments are to be timely made. Any payment that is not by payroll deduction shall be made payable to the Employer or the Trustee, as specified in the promissory note, and delivered to the Loan Plan Administrator, including prepayments, service fees and penalties, if any, and other amounts due under the note. The promissory note may provide for reasonable late payment penalties and/or service fees. Any penalties or service fees shall be applied to all Participants in a nondiscriminatory manner. If the promissory note so provides, such amounts may be assessed and collected from the account of the Participant as part of the loan balance.

     17.12 Prepayment. Each loan may be paid prior to maturity, in part or in full, without penalty or service fee, except as may be set out in the promissory note.

     17.13 Default. If any amount remains unpaid for more than 31 days after due, a default is deemed to occur unless loan payments are suspended. If a Participant is on an authorized unpaid leave of absence, loan payments shall be suspended up to 12 months. Any suspended loan payments shall be reflected as an arrearage on the Employer's payroll. Upon the Participant's return to active employment, but no later than 12 months following the initial suspension, the Participant's loan payments shall resume at 150% of his original loan payment amount until the entire arrearage due to suspended loan payments is repaid, then at 100% of his original loan payment amount for the remainder of his loan term.

     17.14 Remedies Available Upon Default. Upon default, the Plan has the right to pursue any remedy available by law to satisfy the amount due, along with accrued interest, including the right to enforce its claim against the security pledged and execute upon the collateral as allowed by law and in compliance with ERISA and the Code. If any payment of principal or interest or any other amount due under the promissory note, or any portion thereof, is not made for a period of 90 days after due, the entire principal balance whether or not otherwise then due, shall become immediately due and payable without demand or notice, and subject to collection or satisfaction by any lawful means, including specifically but not limited to the right to enforce the claim against the security pledged and to execute upon the collateral as allowed by law.

     17.15 No Foreclosure Prior to Distributable Event. In the event of default, foreclosure on the note and attachment of security or use of amounts pledged to satisfy the amount then due, will not occur until a distributable event occurs in accordance with the Plan, and will not occur to an extent greater than the amount then available upon any distributable event which has occurred under the Plan.

     17.16 Reasonable Collection Costs Assessed. All reasonable costs and expenses, including but not limited to attorney's fees, incurred by the Plan in connection with any default or in any proceeding to enforce any provision of a promissory note or instrument by which a promissory note for a Participant loan is secured, shall be assessed and collected from the account of the Participant as part of the loan balance.

     17.17 Insufficient Payroll Deduction. If payroll deduction is being utilized, in the event that a Participant's available payroll deduction amounts in any given month are insufficient to satisfy the total amount due, there will be an increase in the amount taken subsequently, sufficient to make up the amount that is then due. If the subsequent deduction is also insufficient to satisfy the amount due within 31 days, a default is deemed to occur as above. If any amount remains past due more than 90 days, the entire principal amount, whether or not otherwise then due, along with interest then accrued and any other amount then due under the promissory note, shall become due and payable, as above.

     17.18 Loan Due Upon Termination. If the Participant ceases to be an Employee, the balance of the outstanding loan becomes due and payable, and the Participant's Account Balance will be used as available for distribution(s) to pay the outstanding loan. The Participant's Account Balance will not be used to pay any amount due under the outstanding loan before the date which is 31 days after the date he ceased to be an Employee, and the Participant may elect to repay the outstanding loan with interest on the day of repayment. If no distributable event has occurred under the Plan at the time that the Participant's Account Balance would otherwise be used under this provision to pay any amount due under the outstanding loan, this will not occur until the time, or in excess of the extent to which, a distributable event occurs under the Plan.

*     *     *     *     *     *     *


EXHIBIT A


Employees who May Become Eligible to Participate

     All Employees of an Employer.



EXHIBIT B


Excluded Subsidiaries




None


                                                         Exhibit 5.1




[GATEWAY 2000, INC. LETTERHEAD]
September 22, 1997


Gateway 2000, Inc.
610 Gateway Drive
P.O. Box 2000
North Sioux City, South Dakota  57049

Ladies and Gentlemen:

I am the Senior Vice President, General Counsel and Secretary of Gateway 2000, Inc., a Delaware corporation (the "Company") and have acted as counsel in connection with the filing of this Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "Act"), of up to 1,000,000 shares (the "Shares") of the Company's Common Stock, $.01 par value per share (the "Common Stock"), which are to be issued pursuant to the Gateway 2000, Inc. Retirement Savings Plan (the "Plan") of the Company.

In arriving at this opinion, I, or members of my staff, have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of the following:

     1.     The Registration Statement;

     2.     The Plan;

     3.     The Restated Certificate of Incorporation of the
Company;

     4.     The Bylaws of the Company;

     5.     Copies of certain corporate records of the Company;

     6. Certificates of public officials, officers, representatives and agents of the Company and resolutions of the Board of Directors (the "Board") and Committees of the Board; and

     7. such other instruments, documents, statements and records of the Company as I or members of my staff deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals, the conformity to original documents of all the documents submitted to me as certified or photostatic copies, and the authenticity of all such documents.

I assume that, prior to the sale of any Shares to which this Registration Statement relates, appropriate action will be taken to register and qualify such Shares for sale, to the extent necessary, under any applicable state or foreign securities or other laws.

Based upon the foregoing and in reliance thereon, I am of the opinion that the up to 1,000,000 Shares of Common Stock which are to be issued pursuant to the Plan, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable by the Company.

The opinion contained in the preceding paragraph is based on the assumption that, at the time such Shares of stock are issued, this Registration Statement will then be effective.
This opinion is limited in all respects the General Corporation Law of the State ofDelaware and the federal laws of the United States of America, and I express no opinion as to the law of any other jurisdiction or the effect thereof.

I hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ William M. Elliott
------------------------
William M. Elliott
Senior Vice President, General Counsel & Secretary


                                                   Exhibit 5.2





Undertaking re: Submission of Plan


     The Company hereby undertakes that it will submit or has submitted the Gateway 2000, Inc. Retirement Savings Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.


                                                 Exhibit 23.1




CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration
Statement of Gateway 2000, Inc. on Form S-8, relating to the Retirement Savings Plan, of our report datedJanuary 30, 1997, on our audits of the consolidated financialstatements of Gateway 2000, Inc. as of December 31, 1996 and 1995 and for the three years ended December 31, 1996, which report is included in its Annual Report on Form 10-K and of our report dated August 15, 1997 on our audits of the Retirement Savings Plan of Gateway 2000, Inc. as of December 31, 1996 and 1995 and for the year ended December 31, 1996, which report is included on Form 11-K.

                                /s/Coopers & Lybrand L.L. P.

Coopers & Lybrand L.L.P.
Omaha, Nebraska
September 19, 1997


                                           Exhibit 24.1


POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints William M. Elliott, Stephanie G. Heim and David J. McKittrick and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 together with any or all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.


SIGNATURE                     TITLE                    DATE

/s/ THEODORE W. WAITT         Chairman of the          July 23, 1997
----------------------        Board Chief Executive
Theodore W. Waitt             Officer (Principal
                              Executive Officer and
                              Director


/s/ CHARLES G. CAREY          Director                 July 23, 1997
-----------------------
Charles G. Carey

/s/ JAMES W. CRAVENS          Director                 July 23, 1997
-----------------------
James W. Cravens

/s/ GEORGE H. KRAUSS          Director                 July 23, 1997
-----------------------
George H. Krauss

/s/ DOUGLAS L. LACEY          Director                 July 23, 1997
-----------------------
Douglas L. Lacey

/s/ JAMES F. MCCANN           Director                 July 23, 1997
-----------------------
James F. McCann

/s/ RICHARD D. SNYDER         Director                 July 23, 1997
-----------------------
Richard D. Snyder



September 22, 1997



Securities & Exchange Commission
450 5th Street N.W.
Washington, D.C.  20549

Re:  Gateway 2000, Inc. - Registration on Form S-8
     File No. 0-22784; CIK No. 0000895812

Ladies and Gentlemen:

Enclosed for filing is a registration statement on Form S-8 to register
1,000,000 shares of common stock of Gateway 2000, Inc. (the "Company") to be offered under the Company's Retirement Savings (401K) Plan. The filing fee of $10,066.67 was sent by wire transfer to the Commission's account at Mellon
Bank on Friday, September 19, 1997.

If you have any questions, please call me at (605) 232-2594.

Sincerely,



Stephanie G. Heim
Senior Staff Counsel and Assistant Secretary
